Report of Independent Registered Public Accounting Firm
To the Shareholders and Board of Trustees of the
HSBC Investor Portfolios:
In planning and performing our audits of the
 financial statements of HSBC Investor Portfolios
HSBC Investor Intermediate Duration Fixed Income
Portfolio HSBC Investor Core Plus Fixed Income
Portfolio HSBC Investor High Yield Fixed Income
  Portfolio HSBC Investor Growth Portfolio HSBC
  Investor Value Portfolio HSBC Investor
International Equity Portfolio and HSBC
  Investor Small Cap Equity Portfolio as
of and for the year ended October312006
  in accordance with the standards of the
Public Company Accounting Oversight Board
  (United States) we considered their internal
  control over financial reporting including
  control activities for
  safeguarding securities as a basis for designing
  our auditing procedures for the purpose of
expressing our opinion on the financial
  statements and to comply with the requirements
  of Form NSAR but not for the purpose of
expressing an opinion on the effectiveness
  of HSBC Investor Portfolios internal control
  over financial reporting. Accordingly
  we express no such opinion.
The management of HSBC Investor Portfolios
 is responsible for establishing and maintaining
 effective internal control over financial reporting.
In fulfilling this responsibility estimates and judgments
 by management are required to assess the expected
benefits and related costs of controls. A companys
 internal control over financial reporting is a
 process designed to provide reasonable assurance
 regarding the reliability of financial reporting
 and the preparation of financial statements for
 external purposes in accordance with U.S. generally
 accepted accounting principles. Such internal control
 includes policies and procedures that provide
 reasonable assurance regarding prevention or timely
 detection of unauthorized acquisition use or
disposition of a companys assets that could have
 a material effect on the financial statements.
Because of its inherent limitations internal
control over financial reporting may not prevent
 or detect misstatements. Also projections of
 any evaluation of effectiveness to future
periods are subject to the risk that controls
 may become inadequate because of changes in
conditions or that the degree of compliance
 with the policies or procedures may deteriorate.
A control deficiency exists when the design
or operation of a control does not allow
management or employees in the normal course
 of performing their assigned functions to
prevent or detect misstatements on a timely basis.
A significant deficiency is a control deficiency
or combination of control deficiencies that
adversely affects the companys
ability to initiate authorize record process or
report external financial data reliably in
accordance with U.S. generally accepted
accounting principles such that there is
more than a remote likelihood that a
misstatement of the companys annual or
interim financial statements that is more
than inconsequential will not be prevented or detected.
A material weakness is a significant deficiency or
combination of significant deficiencies that
results in more than a remote likelihood that a
material misstatement of the annual or interim
financial statements will not be prevented or detected.
Our consideration of HSBC Investor Portfolios
internal control over financial reporting was
for the limited purpose described in the
first paragraph and would not necessarily
disclose all deficiencies in internal
control that might be significant deficiencies
or material weaknesses under standards
established by the Public Company Accounting
Oversight Board (United States). However we
noted no deficiencies in HSBC Investor Portfolios
internal control over financial reporting and their
operation including controls for safeguarding securities
that we consider to be a material weakness as defined
above as of October312006
This report is intended solely for the information
and use of management and the Board of Trustees of
HSBC Investor Portfolios and the Securities and
Exchange Commission and is not intended to be
and should not be used by anyone other than
these specified parties
/s/ KPMG LLP
Columbus Ohio
December222006


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